Exhibit 99

NEWS
CONTACT: Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS FOURTH QUARTER AND FULL YEAR
2014 RESULTS

HIGHLIGHTS

•	Fourth quarter diluted EPS totaled $0.68, a 39 percent increase over prior year results;

•	North American comparable systemwide RevPAR rose 6.7 percent in the fourth quarter and 7.0 percent for the full year;

•	On a constant dollar basis, worldwide comparable systemwide RevPAR rose 6.2 percent in the fourth quarter and 6.6 percent for the full year;

•	For full year 2014, Marriott repurchased 24.2 million shares of the company’s common stock for $1.5 billion including 7.7 million shares for $544 million in the fourth quarter;

•	Comparable company-operated house profit margins increased 150 basis points in North America and 120 basis points worldwide for the full year;

•	At year-end, the company’s worldwide development pipeline increased to nearly 240,000 rooms, including approximately 30,000 rooms approved, but not yet subject to signed contracts;

•	Over 46,000 rooms were added in 2014 including nearly 9,000 rooms converted from competitor brands and over 10,000 rooms associated with the Protea transaction;

•	The company signed a record 100,000 rooms in 2014;

•	Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $384 million in the quarter, a 20 percent increase over fourth quarter 2013 adjusted EBITDA;

•	Adjusted for cost reimbursements, the company’s full year 2014 operating income margin increased to 42 percent. Return on invested capital totaled 36 percent in 2014;

•	For full year 2015, Marriott expects North American and worldwide comparable systemwide constant dollar RevPAR to increase 5 to 7 percent.

BETHESDA, MD - February 18, 2015 - Marriott International, Inc. (NASDAQ: MAR) today reported fourth quarter and full year 2014 results.

Fourth quarter 2014 net income totaled $197 million, a 30 percent increase over 2013 net income. Fourth quarter 2014 diluted earnings per share (EPS) totaled $0.68, a 39 percent increase from 2013 diluted EPS. On October 28, 2014, the company forecasted fourth quarter diluted EPS of $0.62 to $0.66.

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “Today, we post both record earnings and unit growth and conclude 2014 with the strongest worldwide development pipeline of rooms in our history. Our powerful portfolio of brands has never been better positioned or more in demand by our owners, franchisees and guests. In 2014, we signed agreements for a record-breaking 100,000 rooms, boosting our development pipeline to nearly 240,000 rooms. At year-end, our system reached nearly 715,000 rooms in 79 countries and territories. With the strength of our portfolio, we expect to reach one million rooms open or under development well before the end of 2015, offering a growing number of travel opportunities for our 49 million loyal Rewards members.

“In the fourth quarter, our worldwide systemwide RevPAR increased more than 6 percent. In North America, business and leisure transient demand were strong, which drove limited-service systemwide RevPAR up 8 percent. We expect transient demand to remain strong. In fact, based on signings to date, we expect special corporate room rates across all our managed North American hotels will increase 5 to 6 percent in 2015.

“During the year, our calendar of group meeting business in North America favored the first three quarters of 2014, largely due to the timing of holidays. As expected, this tempered results at our full-service hotels during the fourth quarter, particularly at our largest convention hotels. We are seeing group business restrengthen for 2015. Group revenue bookings for our managed full-service hotels are up almost 5 percent for the full year 2015 and 6 percent in the first quarter alone.

“Our international hotels performed well in the fourth quarter. Strong leisure demand in the Caribbean and Mexico, good weather in Europe, increased travel to Egypt, and improving trends in India and Japan drove systemwide constant dollar RevPAR up nearly 5 percent. However, on an actual dollar basis, our international systemwide RevPAR increased only 0.5 percent. After hedges, the change in exchange rates reduced our income before taxes by $5 million in the fourth quarter and $23 million for the full year. The full year impact included $11 million related to the Venezuela devaluation earlier in 2014.

“We remain committed to driving growth, delivering results and returning excess cash to shareholders. In 2014, worldwide systemwide RevPAR increased just under 7 percent and we expanded our system size by 6 percent, net, including the rooms from the Protea transaction. Earnings per share increased by 27 percent and adjusted EBITDA rose 15 percent. In 2015, we expect worldwide systemwide constant dollar RevPAR will increase 5 to 7 percent, and we expect the number of rooms in our existing brands will increase by about 6 percent, net. In addition, we expect to add an additional 10,000 rooms with the closing of the anticipated Delta transaction. Excluding the impact of Delta, diluted EPS could total $3.00 to $3.12 in 2015, an 18 to 23 percent increase over 2014 and adjusted EBITDA could increase 13 to 16 percent. We returned nearly $1.75 billion to shareholders through share repurchase and dividends in 2014 and we expect to return at least as much in 2015. We are looking forward to another great year.”

For the 2014 fourth quarter, RevPAR for worldwide comparable systemwide properties increased 6.2 percent (a 5.3 percent increase using actual dollars). For the full year, RevPAR for worldwide comparable systemwide properties increased 6.6 percent (a 6.3 percent increase using actual dollars).

In North America, comparable systemwide RevPAR increased 6.7 percent in the fourth quarter of 2014, including a 4.2 percent increase in average daily rate. RevPAR for comparable systemwide North American full-service hotels (including Marriott Hotels, The Ritz-Carlton, Renaissance Hotels, Gaylord Hotels and Autograph Collection Hotels) increased 5.2 percent with a 4.4 percent increase in average daily rate. RevPAR for comparable systemwide North American limited-service hotels (including Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites and Fairfield Inn & Suites) increased 8.2 percent in the fourth quarter with a 4.6 percent increase in average daily rate.

International comparable systemwide RevPAR rose 4.6 percent (a 0.5 percent increase using actual dollars) in the fourth quarter. For the full year, international comparable systemwide RevPAR rose 5.1 percent (a 4.0 percent increase using actual dollars).

Marriott added 70 new properties (14,605 rooms) to its worldwide lodging portfolio in the 2014 fourth quarter, including the Atlantis Paradise Island, an Autograph Collection hotel, the Miami Beach EDITION and the Ritz-Carlton, Bali. Twenty-two properties (1,851 rooms) exited the system during the quarter. At year-end, the company’s lodging system encompassed 4,175 properties and timeshare resorts for a total of nearly 715,000 rooms.

The company’s worldwide development pipeline increased to nearly 1,450 properties with nearly 240,000 rooms at year-end, including 180 properties with approximately 30,000 rooms approved for development, but not yet subject to signed contracts. The company’s pipeline at year-end 2014 does not include the approximately 10,000 rooms associated with the expected Delta transaction announced on January 27, 2015.

MARRIOTT REVENUES totaled nearly $3.6 billion in the 2014 fourth quarter compared to revenues of $3.2 billion for the fourth quarter of 2013. Base management and franchise fees totaled $348 million compared to $315 million in the year-ago quarter, an increase of 10 percent. The increase largely reflected higher RevPAR and new unit growth, partially offset by $2 million of unfavorable foreign exchange.

Fourth quarter worldwide incentive management fees increased 12 percent to $82 million primarily due to higher RevPAR and house profit margins, partially offset by $3 million of unfavorable foreign exchange and $5 million of lower deferred fee recognition. In the fourth quarter, 40 percent of worldwide company-managed hotels earned incentive management fees compared to 32 percent in the year-ago quarter. For full year 2014, 50 percent of worldwide company-managed hotels earned incentive management fees compared to 38 percent in 2013.

Worldwide comparable company-operated house profit margins increased 90 basis points in the fourth quarter with higher room rates, improved productivity and solid cost controls. House profit margins for comparable company-operated properties outside North America increased 70 basis points and North American comparable company-operated house profit margins increased 110 basis points from the year-ago quarter.

Owned, leased, and other revenue, net of direct expenses, totaled $73 million, compared to $63 million in the year-ago quarter. The year-over-year improvement reflected higher residential and credit card branding fees, an increase in termination fees and the favorable impact of the Protea leased hotel portfolio acquired at the beginning of the second quarter, partially offset by $2 million of higher pre-opening expenses and $1 million of unfavorable foreign exchange.

On October 28, 2014, the company estimated owned, leased, and other revenue, net of direct expenses for the fourth quarter would total approximately $65 million. Actual results in the quarter were above the estimate largely due to $4 million of stronger results at owned and leased hotels and $4 million of higher than expected termination fees.

GENERAL, ADMINISTRATIVE, and OTHER expenses for the 2014 fourth quarter totaled $180 million compared to $178 million in the year-ago quarter. Expenses in the quarter included $4 million of guarantee reserves relating to two hotels. For full year 2014, general, administrative, and other expenses increased 2 percent to $659 million.

GAINS AND OTHER INCOME totaled $4 million in the fourth quarter. Gains and other income in the fourth quarter of 2014 included a $5 million distribution related to the sale of a hotel in an investment fund.

INTEREST EXPENSE, NET declined $9 million in the fourth quarter. Interest expense for the fourth quarter decreased $6 million largely due to a $7 million one-time favorable interest expense true-up, partially offset by higher senior debt borrowings. Interest income increased $3 million year-over-year as a result of an increase in loans receivable.

On October 28, 2014 the company estimated interest expense, net for the fourth quarter would total approximately $20 million. Actual interest expense, net in the quarter was lower than the estimate largely due to the one-time favorable interest expense true-up.

EQUITY IN EARNINGS increased $3 million in the fourth quarter. The increase largely reflected better operating results in one joint venture.

Adjusted Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)
For the fourth quarter, adjusted EBITDA totaled $384 million, a 20 percent increase over fourth quarter 2013 adjusted EBITDA of $321 million. See page A-8 for the adjusted EBITDA calculation.

Full year 2014 adjusted EBITDA totaled $1,524 million, a 15 percent increase over 2013 adjusted EBITDA of $1,325 million.

BALANCE SHEET
At year-end, total debt was $3,781 million and cash balances totaled $104 million, compared to $3,199 million in debt and $126 million of cash at year-end 2013.

At the beginning of the 2014 fourth quarter, the company issued $400 million of Series N Senior Notes due in 2021 with a 3.1 percent interest rate coupon.

COMMON STOCK
Weighted average fully diluted shares outstanding used to calculate diluted EPS totaled 289.0 million in the 2014 fourth quarter, compared to 307.5 million in the year-ago quarter.

The company repurchased 7.7 million shares of common stock in the fourth quarter at a cost of $544 million. For full year 2014, Marriott repurchased 24.2 million shares of its stock for $1.5 billion at an average price of $62.09. To date in 2015, the company has repurchased 3.6 million shares for $275 million. On February 12, 2015, the board of directors increased the company’s share authorization to repurchase shares by 25 million for a total authorization of 36.5 million shares as of February 18, 2015.

OUTLOOK
For the 2015 first quarter, the company expects comparable systemwide RevPAR on a constant dollar basis will increase 5 to 7 percent in North America, 4 to 6 percent outside North America and 5 to 7 percent worldwide.

For full year 2015, the company expects comparable systemwide RevPAR on a constant dollar basis will increase 5 to 7 percent in North America, 3 to 5 percent outside North America and 5 to 7 percent worldwide.

The company anticipates gross room additions of approximately 7 percent, or 6 percent, net, worldwide for the full year 2015. This does not include the approximately 10,000 rooms associated with the expected Delta transaction.

The company assumes full year fee revenue could total $1,875 million to $1,915 million, growth of 9 to 11 percent over 2014 fee revenue of $1,719 million.

For 2015, the company anticipates general, administrative and other expenses will total $635 million to $645 million, a 2 to 4 percent decline compared to 2014 expenses of $659 million.

Given these assumptions, 2015 diluted EPS could total $3.00 to $3.12, an 18 to 23 percent increase year-over-year.

The guidance provided for 2015 does not include the impact of the expected Delta transaction.

	First Quarter 2015	Full Year 2015
Total fee revenue	$440 million to $450 million	$1,875 million to $1,915 million
Owned, leased and other revenue, net of direct expenses	Approx. $60 million	Approx. $250 million
Depreciation, amortization, and other expenses	Approx. $30 million	Approx. $135 million
General, administrative, and other expenses	$150 million to $155 million	$635 million to $645 million
Operating income	$315 million to $330 million	$1,345 million to $1,395 million
Gains and other income	Approx. $0 million	Approx. $0 million
Net interest expense[1]	Approx. $30 million	Approx. $135 million
Equity in earnings (losses)	Approx. $0 million	Approx. $5 million
Earnings per share	$0.68 to $0.72	$3.00 to $3.12
Tax rate		32.3 percent
1 Net of interest income

The company expects investment spending in 2015 will total approximately $600 million to $800 million, including approximately $125 million for maintenance capital and approximately $135 million for the expected Delta transaction. Investment spending also includes other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments. Assuming this level of investment spending, at least $1.75 billion could be returned to shareholders through share repurchases and dividends.

Based upon the assumptions above, the company expects full year 2015 adjusted EBITDA will total $1,715 million to $1,765 million, a 13 to 16 percent increase over the 2014 full year adjusted EBITDA of $1,524 million. See page A-9 for the adjusted EBITDA calculation.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, February 19, 2015 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until February 19, 2016.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 41025602. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, February 19, 2015 until 8 p.m. ET, Thursday, February 26, 2015. To access the replay, call 404-537-3406. The conference ID for the recording is 41025602.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including RevPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add to or remove from our system in the future; our expectations about investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent annual or quarterly report on Form 10-K or Form 10-Q. Risks that could affect forward-looking statements in this press release include changes in market conditions; the continuation and pace of the economic recovery; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; and the availability of capital to finance hotel growth and refurbishment. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of February 18, 2015. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NASDAQ: MAR) is a global leading lodging company based in Bethesda, Maryland, USA, with more than 4,100 properties in 79 countries and territories.

Marriott International reported revenues of nearly $14 billion in fiscal year 2014.  The company operates and franchises hotels and licenses vacation ownership resorts under 18 brands, including: Marriott Hotels, The Ritz-Carlton, JW Marriott, Bulgari, EDITION, Renaissance, Gaylord Hotels, Autograph Collection, AC Hotels by Marriott, Moxy Hotels, Courtyard, Fairfield Inn & Suites, SpringHill Suites, Residence Inn, TownePlace Suites, Protea Hotels, Marriott Executive Apartments and Marriott Vacation Club timeshare brand.  Marriott has been consistently recognized as a top employer and for its superior business ethics.  The company also manages the award-winning guest loyalty program, Marriott Rewards® and The Ritz-Carlton Rewards® program, which together surpass 49 million members.  For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.
PRESS RELEASE SCHEDULES
QUARTER 4, 2014
TABLE OF CONTENTS

Consolidated Statements of Income	A-1
Total Lodging Products	A-3
Key Lodging Statistics	A-4
EBITDA and Adjusted EBITDA	A-8
EBITDA and Adjusted EBITDA Full Year Forecast	A-9
Adjusted Operating Income Margin Excluding Cost Reimbursements	A-10
Return on Invested Capital	A-11
Non-GAAP Financial Measures	A-12

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOURTH QUARTER 2014 AND 2013
(in millions except per share amounts, unaudited)

	Three Months Ended	Three Months Ended	Percent
	December 31, 2014	December 31, 2013	Better/(Worse)
REVENUES
Base management fees	$163	$152	7
Franchise fees	185	163	13
Incentive management fees	82	73	12
Owned, leased, and other revenue [1]	275	260	6
Cost reimbursements [2]	2,854	2,571	11
Total Revenues	3,559	3,219	11
OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [3]	202	197	(3)
Reimbursed costs	2,854	2,571	(11)
Depreciation, amortization, and other [4]	32	35	9
General, administrative, and other [5]	180	178	(1)
Total Expenses	3,268	2,981	(10)
OPERATING INCOME	291	238	22
Gains (losses) and other income [6]	4	(3)	233
Interest expense	(26)	(32)	19
Interest income	13	10	30
Equity in earnings (losses)[7]	—	(3)	100
INCOME BEFORE INCOME TAXES	282	210	34
Provision for income taxes	(85)	(59)	(44)
NET INCOME	$197	$151	30
EARNINGS PER SHARE - Basic
Earnings per share	$0.70	$0.50	40
EARNINGS PER SHARE - Diluted
Earnings per share	$0.68	$0.49	39

Basic Shares	282.4	299.4
Diluted Shares	289.0	307.5

1	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.

2	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.

3	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

4
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

5	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

6
Gains (losses) and other income includes gains and losses on: the sale of real estate, the sale or other-than-temporary impairment of joint ventures and investments, and results from cost method investments.

7	Equity in earnings (losses) include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOURTH QUARTER YEAR-TO-DATE 2014 AND 2013
(in millions except per share amounts, unaudited)

	Twelve Months Ended	Twelve Months Ended	Percent
	December 31, 2014	December 31, 2013	Better/(Worse)
REVENUES
Base management fees	$672	$621	8
Franchise fees	745	666	12
Incentive management fees	302	256	18
Owned, leased, and other revenue [1]	1,022	950	8
Cost reimbursements [2]	11,055	10,291	7
Total Revenues	13,796	12,784	8
OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [3]	775	729	(6)
Reimbursed costs	11,055	10,291	(7)
Depreciation, amortization, and other [4]	148	127	(17)
General, administrative, and other [5]	659	649	(2)
Total Expenses	12,637	11,796	(7)
OPERATING INCOME	1,159	988	17
Gains and other income [6]	8	11	(27)
Interest expense	(115)	(120)	4
Interest income	30	23	30
Equity in earnings (losses) [7]	6	(5)	220
INCOME BEFORE INCOME TAXES	1,088	897	21
Provision for income taxes	(335)	(271)	(24)
NET INCOME	$753	$626	20
EARNINGS PER SHARE - Basic
Earnings per share	$2.60	$2.05	27
EARNINGS PER SHARE - Diluted
Earnings per share	$2.54	$2.00	27

Basic Shares	289.9	305.0
Diluted Shares	296.8	313.0

1	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.

2	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.

3	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

4
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

5	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

6	Gains and other income includes gains and losses on: the sale of real estate, the sale or other-than-temporary impairment of joint ventures and investments, and results from cost method investments.

7	Equity in earnings (losses) include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS

	Number of Properties			Number of Rooms/Suites
Brand	December 31, 2014	December 31, 2013	vs. December 31, 2013	December 31, 2014	December 31, 2013	vs. December 31, 2013

Domestic Full-Service
Marriott Hotels	347	344	3	140,575	138,860	1,715
Renaissance Hotels	78	76	2	27,588	27,189	399
Autograph Collection Hotels	44	32	12	10,082	8,410	1,672
Gaylord Hotels	5	5	—	8,098	8,098	—
The Ritz-Carlton	39	37	2	11,424	11,040	384
The Ritz-Carlton Residences	30	30	—	3,598	3,598	—
EDITION	1	—	1	295	—	295
EDITION Residences	1	—	1	25	—	25
Domestic Limited-Service
Courtyard	861	836	25	120,894	117,693	3,201
Fairfield Inn & Suites	704	691	13	64,362	62,921	1,441
SpringHill Suites	314	306	8	36,968	35,888	1,080
Residence Inn	648	629	19	78,518	76,056	2,462
TownePlace Suites	240	222	18	23,973	22,039	1,934
AC Hotels by Marriott [1]	1	—	1	220	—	220
International
Marriott Hotels	231	215	16	71,428	66,041	5,387
Renaissance Hotels	81	77	4	25,368	24,711	657
Autograph Collection Hotels [1]	31	24	7	7,428	3,053	4,375
Protea Hotels	112	—	112	10,107	—	10,107
Moxy Hotels	1	—	1	162	—	162
Courtyard	127	117	10	24,906	22,856	2,050
Fairfield Inn & Suites	17	17	—	2,089	2,044	45
SpringHill Suites	2	2	—	299	299	—
Residence Inn	27	24	3	3,645	3,349	296
TownePlace Suites	4	2	2	518	278	240
Marriott Executive Apartments	27	27	—	4,261	4,295	(34)
The Ritz-Carlton	48	47	1	14,090	13,950	140
The Ritz-Carlton Residences	10	10	—	630	630	—
The Ritz-Carlton Serviced Apartments	4	4	—	579	579	—
Bulgari Hotels & Resorts	3	3	—	202	202	—
Bulgari Residences	1	—	1	5	—	5
EDITION	2	2	—	251	251	—
AC Hotels by Marriott [1]	76	75	1	9,311	8,491	820
Timeshare [2]	58	62	(4)	12,866	12,802	64
Total	4,175	3,916	259	714,765	675,623	39,142

1	Results for all AC Hotels by Marriott properties and five Autograph Collection properties are presented in the "Equity in earnings (losses)" caption of our Consolidated Statements of Income.

2	Timeshare unit and room counts are as of January 2, 2015 and January 3, 2014, the end of Marriott Vacation Worldwide's fourth quarter for 2014 and 2013, respectively.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated International Properties[1]
	Three Months Ended December 31, 2014 and December 31, 2013
	REVPAR		Occupancy			Average Daily Rate
Region	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Caribbean & Latin America	$171.01	9.5%	71.6%	2.9%	pts.	$238.87	5.1%
Europe	$136.86	4.2%	74.5%	1.7%	pts.	$183.81	1.8%
Middle East & Africa	$129.24	15.7%	64.9%	10.0%	pts.	$199.27	-2.1%
Asia Pacific	$137.46	2.4%	76.1%	1.1%	pts.	$180.66	0.8%
Total International[2]	$140.54	5.3%	73.7%	2.6%	pts.	$190.74	1.7%
Worldwide[3]	$128.88	6.0%	71.1%	1.7%	pts.	$181.31	3.5%

Comparable Systemwide International Properties[1]
	Three Months Ended December 31, 2014 and December 31, 2013
	REVPAR		Occupancy			Average Daily Rate
Region	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Caribbean & Latin America	$139.20	7.7%	69.7%	2.4%	pts.	$199.85	4.0%
Europe	$131.79	2.7%	74.4%	1.4%	pts.	$177.13	0.8%
Middle East & Africa	$125.89	14.9%	64.4%	8.9%	pts.	$195.48	-0.9%
Asia Pacific	$136.65	2.9%	76.5%	1.1%	pts.	$178.58	1.3%
Total International[4]	$134.13	4.6%	73.4%	2.2%	pts.	$182.68	1.5%
Worldwide[3]	$105.05	6.2%	69.7%	1.7%	pts.	$150.67	3.7%

1	Statistics are in constant dollars. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.

2	Includes Marriott Hotels, Renaissance, Autograph Collection, The Ritz-Carlton, Bulgari, Residence Inn, and Courtyard properties.

3
Includes Marriott Hotels, Renaissance, Autograph Collection, Gaylord Hotels, The Ritz-Carlton, Bulgari, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

4	Includes Marriott Hotels, Renaissance, Autograph Collection, The Ritz-Carlton, Bulgari, Residence Inn, Courtyard, and Fairfield Inn & Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated International Properties[1]
	Twelve Months Ended December 31, 2014 and December 31, 2013
	REVPAR		Occupancy			Average Daily Rate
Region	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Caribbean & Latin America	$176.66	11.0%	73.6%	2.7%	pts.	$239.95	6.9%
Europe	$144.61	3.2%	74.9%	1.4%	pts.	$193.20	1.3%
Middle East & Africa	$114.47	7.9%	60.1%	5.8%	pts.	$190.60	-2.5%
Asia Pacific	$130.04	4.8%	73.7%	1.9%	pts.	$176.48	2.1%
Total International[2]	$139.35	5.4%	72.6%	2.2%	pts.	$192.04	2.2%
Worldwide[3]	$131.83	6.3%	73.7%	2.1%	pts.	$178.96	3.3%

Comparable Systemwide International Properties[1]
	Twelve Months Ended December 31, 2014 and December 31, 2013
	REVPAR		Occupancy			Average Daily Rate
Region	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Caribbean & Latin America	$146.83	9.4%	71.3%	2.2%	pts.	$205.88	5.9%
Europe	$135.28	2.7%	73.1%	1.3%	pts.	$185.06	0.9%
Middle East & Africa	$112.26	8.1%	60.3%	5.4%	pts.	$186.19	-1.6%
Asia Pacific	$130.71	5.0%	74.1%	1.8%	pts.	$176.43	2.4%
Total International[4]	$133.37	5.1%	71.9%	2.0%	pts.	$185.39	2.1%
Worldwide[3]	$110.09	6.6%	73.3%	2.0%	pts.	$150.23	3.7%

1	Statistics are in constant dollars. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.

2	Includes Marriott Hotels, Renaissance, Autograph Collection, The Ritz-Carlton, Bulgari, Residence Inn, and Courtyard properties.

3
Includes Marriott Hotels, Renaissance, Autograph Collection, Gaylord Hotels, The Ritz-Carlton, Bulgari, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

4	Includes Marriott Hotels, Renaissance, Autograph Collection, The Ritz-Carlton, Bulgari, Residence Inn, Courtyard, and Fairfield Inn & Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Three Months Ended December 31, 2014 and December 31, 2013
	REVPAR		Occupancy			Average Daily Rate
Brand	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Marriott Hotels	$135.81	4.2%	70.0%	0.0%	pts.	$194.07	4.2%
Renaissance Hotels	$122.50	4.4%	67.0%	-0.3%	pts.	$182.74	4.8%
The Ritz-Carlton	$245.95	5.7%	69.9%	1.1%	pts.	$351.61	4.0%
Composite North American Full-Service[2]	$145.06	4.9%	69.9%	0.4%	pts.	$207.45	4.3%
Courtyard	$87.89	9.6%	68.2%	2.7%	pts.	$128.83	5.2%
SpringHill Suites	$77.65	9.4%	69.1%	1.6%	pts.	$112.38	6.8%
Residence Inn	$99.79	10.5%	74.1%	2.6%	pts.	$134.60	6.6%
TownePlace Suites	$61.05	15.3%	65.2%	2.9%	pts.	$93.63	10.2%
Composite North American Limited-Service[3]	$89.44	10.0%	69.8%	2.6%	pts.	$128.08	5.9%
Composite - All[4]	$123.55	6.3%	69.9%	1.3%	pts.	$176.77	4.4%

Comparable Systemwide North American Properties[1]
	Three Months Ended December 31, 2014 and December 31, 2013
	REVPAR		Occupancy			Average Daily Rate
Brand	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Marriott Hotels	$117.51	4.9%	67.4%	0.4%	pts.	$174.23	4.4%
Renaissance Hotels	$109.46	5.5%	67.2%	0.8%	pts.	$162.76	4.2%
Autograph Collection Hotels	$167.51	1.2%	71.3%	-3.9%	pts.	$234.93	6.8%
The Ritz-Carlton	$245.95	5.7%	69.9%	1.1%	pts.	$351.61	4.0%
Composite North American Full-Service[5]	$126.42	5.2%	68.0%	0.5%	pts.	$185.87	4.4%
Courtyard	$87.52	8.4%	68.3%	2.3%	pts.	$128.15	4.8%
Fairfield Inn & Suites	$66.55	8.1%	65.6%	2.4%	pts.	$101.46	4.1%
SpringHill Suites	$77.06	7.7%	70.3%	2.3%	pts.	$109.65	4.3%
Residence Inn	$96.69	7.5%	74.6%	1.8%	pts.	$129.59	4.9%
TownePlace Suites	$66.46	10.5%	69.4%	3.1%	pts.	$95.71	5.6%
Composite North American Limited-Service[3]	$82.78	8.2%	69.5%	2.3%	pts.	$119.03	4.6%
Composite - All[6]	$99.18	6.7%	69.0%	1.6%	pts.	$143.80	4.2%

1	Statistics include properties located in the United States.

2	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, and The Ritz-Carlton properties.

3	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

4	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

5	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph, and The Ritz-Carlton properties.

6	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Twelve Months Ended December 31, 2014 and December 31, 2013
	REVPAR		Occupancy			Average Daily Rate
Brand	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Marriott Hotels	$141.42	5.7%	75.1%	1.6%	pts.	$188.39	3.5%
Renaissance Hotels	$129.76	5.2%	73.1%	1.1%	pts.	$177.42	3.7%
The Ritz-Carlton	$246.89	6.2%	72.9%	1.5%	pts.	$338.48	4.0%
Composite North American Full-Service[2]	$149.48	5.8%	74.5%	1.6%	pts.	$200.77	3.6%
Courtyard	$93.18	9.6%	71.8%	3.0%	pts.	$129.72	5.0%
SpringHill Suites	$82.78	7.5%	73.8%	1.9%	pts.	$112.14	4.8%
Residence Inn	$106.24	7.4%	78.4%	2.2%	pts.	$135.58	4.4%
TownePlace Suites	$69.09	19.0%	72.6%	6.3%	pts.	$95.23	8.7%
Composite North American Limited-Service[3]	$94.95	9.0%	73.7%	2.8%	pts.	$128.82	4.9%
Composite - All[4]	$128.39	6.7%	74.2%	2.0%	pts.	$173.11	3.8%

Comparable Systemwide North American Properties[1]
	Twelve Months Ended December 31, 2014 and December 31, 2013
	REVPAR		Occupancy			Average Daily Rate
Brand	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Marriott Hotels	$124.49	6.2%	72.6%	1.5%	pts.	$171.43	4.0%
Renaissance Hotels	$116.69	6.7%	72.6%	1.9%	pts.	$160.77	3.9%
Autograph Collection Hotels	$173.04	7.5%	75.4%	-1.0%	pts.	$229.58	8.9%
The Ritz-Carlton	$246.89	6.2%	72.9%	1.5%	pts.	$338.48	4.0%
Composite North American Full-Service[5]	$132.44	6.4%	72.8%	1.5%	pts.	$182.00	4.1%
Courtyard	$93.77	7.8%	72.5%	2.3%	pts.	$129.32	4.5%
Fairfield Inn & Suites	$72.11	7.3%	70.1%	2.2%	pts.	$102.80	3.9%
SpringHill Suites	$83.65	7.6%	74.6%	2.6%	pts.	$112.16	3.9%
Residence Inn	$103.79	6.7%	79.3%	1.9%	pts.	$130.82	4.2%
TownePlace Suites	$72.38	9.9%	74.7%	3.2%	pts.	$96.84	5.3%
Composite North American Limited-Service[3]	$89.11	7.5%	74.0%	2.3%	pts.	$120.36	4.2%
Composite - All[6]	$105.39	7.0%	73.6%	2.0%	pts.	$143.27	4.1%

1	Statistics include properties located in the United States.

2	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, and The Ritz-Carlton properties.

3	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

4	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

5	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph, and The Ritz-Carlton properties.

6	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
EBITDA AND ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2014
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income	$172	$192	$192	$197	$753
Interest expense	30	30	29	26	115
Tax provision	59	93	98	85	335
Depreciation and amortization	26	32	33	32	123
Depreciation classified in Reimbursed costs	12	13	13	13	51
Interest expense from unconsolidated joint ventures	1	1	—	1	3
Depreciation and amortization from unconsolidated joint ventures	4	3	1	2	10
EBITDA **	304	364	366	356	1,390

EDITION impairment charge	10	15	—	—	25
Share-based compensation (including share-based compensation reimbursed by third-party owners)	25	29	27	28	109
Adjusted EBITDA **	$339	$408	$393	$384	$1,524

Increase over 2013 Quarterly Adjusted EBITDA **	12%	10%	19%	20%	15%

	Fiscal Year 2013
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income	$136	$179	$160	$151	$626
Interest expense	31	29	28	32	120
Tax provision	65	84	63	59	271
Depreciation and amortization	25	33	34	35	127
Depreciation classified in Reimbursed costs	12	12	12	12	48
Interest expense from unconsolidated joint ventures	1	1	1	1	4
Depreciation and amortization from unconsolidated joint ventures	3	3	3	4	13
EBITDA **	273	341	301	294	1,209

Share-based compensation (including share-based compensation reimbursed by third-party owners)	30	31	28	27	116
Adjusted EBITDA **	$303	$372	$329	$321	$1,325

**	Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
FULL YEAR EBITDA AND ADJUSTED EBITDA
FORECASTED 2015
($ in millions)

	Range
	Estimated EBITDA Fiscal Year 2015		As Reported Fiscal Year 2014
Net Income	$823	$857	$753
Interest expense	170	170	115
Tax provision	392	408	335
Depreciation and amortization	135	135	123
Depreciation classified in Reimbursed costs	60	60	51
Interest expense from unconsolidated joint ventures	10	10	3
Depreciation and amortization from unconsolidated joint ventures	10	10	10
EBITDA **	1,600	1,650	1,390

EDITION impairment charge	—	—	25
Share-based compensation (including share-based compensation reimbursed by third-party owners)	115	115	109
Adjusted EBITDA **	$1,715	$1,765	$1,524

Increase over 2014 Adjusted EBITDA**	13%	16%

**	Denotes non-GAAP financial measures. See pages A-12 and A-13 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED OPERATING INCOME MARGIN EXCLUDING COST REIMBURSEMENTS
($ in millions)

ADJUSTED OPERATING INCOME MARGIN	Fiscal Year 2014	Fiscal Year 2013	Fiscal Year 2009
Operating Income as reported	$1,159	$988	$(152)
Add: Timeshare strategy impairment charges	—	—	614
Add: restructuring costs and other charges	—	—	174
Operating income, as adjusted **	$1,159	$988	$636

Total revenues as reported	$13,796	$12,784	$10,908
Add: restructuring costs and other charges	—	—	24
Less: cost reimbursements	(11,055)	(10,291)	(7,682)
Total adjusted revenues, excluding cost reimbursements **	$2,741	$2,493	$3,250

Adjusted operating income margin, excluding cost reimbursements **	42%	40%	20%

**	Denotes non-GAAP financial measures. See pages A-12 and A-13 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
RETURN ON INVESTED CAPITAL
($ in millions)

The reconciliation of net income to earnings before interest expense and taxes is as follows:
	Fiscal Year 2014
Net Income	$753
Interest expense	115
Tax provision	335
Earnings before interest expense and taxes **	$1,203

The reconciliations of assets to invested capital are as follows:
	Year-End 2014	Year-End 2013
Assets	$6,865	$6,794
Less: current liabilities, net of current portion of long-term debt	(2,736)	(2,623)
Less: deferred tax assets, net [1]	(819)	(880)
Invested capital **	$3,310	$3,291

Average invested capital [2] **	$3,300

Return on invested capital **	36%

1
Deducted because the numerator of the calculation is a pre-tax number. At year-end 2014 and 2013, "Deferred tax assets, net" is also net of "current deferred income tax liabilities" of $22 million and $19 million, respectively.

2	Calculated as "Invested capital" for the current year and prior year, divided by two.

** Denotes non-GAAP financial measures. See pages A-12 and A-13 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Earnings Before Interest Expense and Taxes (“EBIT”), and Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA. EBIT and EBITDA are financial measures not required by, or presented in accordance with GAAP. EBIT reflects net income excluding the impact of interest expense and provision for income taxes, and EBITDA reflects EBIT excluding the impact of depreciation and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBIT and EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense which we report under “Depreciation, amortization, and other” as well as depreciation included under “Reimbursed costs” in our Consolidated Statements of Income, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

We also believe that Adjusted EBITDA, another non-GAAP financial measure, is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude 1) pre-tax impairment charges of $10 million in the 2014 first quarter and $15 million in the 2014 second quarter, both of which we recorded in the “Depreciation, amortization, and other” caption of our Consolidated Statements of Income following an evaluation of our EDITION hotels and residences for recovery and determination that our cost estimates exceeded our total fixed sales price, and 2) share-based compensation expense for all periods presented. We excluded share-based compensation expense in all periods presented in order to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. We believe that Adjusted EBITDA that excludes these items is a meaningful measure of our operating performance because it permits period-over-period comparisons of our ongoing core operations before these items and facilitates our comparison of results before these items with results from other lodging companies.

EBIT, EBITDA, and Adjusted EBITDA have limitations and should not be considered in isolation or as substitutes for performance measures calculated under GAAP. Each of these non-GAAP measures exclude certain cash expenses that we are obligated to make. In addition, other companies in our industry may calculate EBITDA and in particular Adjusted EBITDA differently than we do or may not calculate them at all, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

Return on Invested Capital (“ROIC”). We calculate ROIC as EBIT divided by average invested capital. We consider ROIC to be a meaningful indicator of our operating performance, and we evaluate ROIC because it measures how effectively we use the money we invest in our lodging operations. We calculate invested capital by deducting from total assets: (1) current liabilities, as we intend to satisfy them in the short term, net of current portion of long-term debt, as the numerator of the calculation excludes interest expense; and (2) deferred tax assets net of deferred tax liabilities, because the numerator of the calculation is a pre-tax amount.

Adjusted Measures That Exclude Certain 2009 Charges. We evaluate non-GAAP measures that exclude the impact of the Timeshare strategy impairment charges and restructuring costs and other charges incurred in 2009, because these non-GAAP measures allow for period-over-period comparisons of our on-going core operations before material charges. These non-GAAP measures also facilitate management's comparison of results from our on-going operations before material charges with results from other lodging companies.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES

Timeshare Strategy Impairment Charges. In response to the difficult business conditions that the Timeshare segment's timeshare, luxury residential, and luxury fractional real estate development businesses experienced, we evaluated our entire Timeshare portfolio in 2009. In order to adjust the business strategy to reflect current market conditions at that time, we approved plans for our Timeshare segment to take the following actions: (1) for our luxury residential projects, reduce prices, convert certain proposed projects to other uses, sell some undeveloped land, and not pursue further Marriott-funded residential development projects; (2) reduce prices for existing luxury fractional units; (3) continue short-term promotions for our U.S. Timeshare business and defer the introduction of new projects and development phases; and (4) for our European timeshare and fractional resorts, continue promotional pricing and marketing incentives and not pursue further development. As a result of these decisions, we recorded a 2009 pretax charge totaling $752 million in our Consolidated Statements of Income ($502 million after-tax), including $614 million of pretax charges impacting operating income under the “Timeshare strategy impairment charges” caption, and $138 million of pretax charges impacting non-operating income under the “Timeshare strategy impairment charges (non-operating)” caption.

Restructuring Costs and Other Charges. During the latter part of 2008 and particularly the fourth quarter, we experienced a significant decline in demand for hotel rooms both domestically and internationally due, in part, to the failures and near failures of several large financial service companies and the dramatic downturn in the economy. Our capital intensive Timeshare business was also hurt by the downturn in market conditions and particularly, the significant deterioration in the credit markets. These declines resulted in reduced management and franchise fees, cancellation of development projects, reduced timeshare contract sales, contract cancellation allowances, and charges and reserves associated with expected fundings, loans, Timeshare inventory, accounts receivable, contract cancellation allowances, valuation of Timeshare residual interests, hedge ineffectiveness, and asset impairments. We responded by implementing various cost saving measures, resulting in $51 million of restructuring costs. We also incurred $99 million in charges including asset impairment charges, accounts receivable and guarantee charges, reserves associated with loans, reversal of the liability related to expected fundings, and $24 million in revenue adjustments for Timeshare contract cancellation allowances and residual interests valuation changes.

Adjusted Operating Income Margin Excluding Cost Reimbursements. Cost reimbursements revenue represents reimbursements we receive for costs we incur on behalf of managed and franchised properties and relates predominantly to payroll costs at managed properties where we are the employer, but also includes reimbursements for other costs, such as those associated with our rewards programs. As we record cost reimbursements based on the costs we incur with no added markup, this revenue and related expense have no impact on either our operating income or net income because cost reimbursements revenue net of reimbursed costs expense is zero.

We consider the 2009 adjusted revenues and operating income, as adjusted for Timeshare strategy impairment charges and restructuring costs and other charges, to be a meaningful metric for the reasons noted above. In calculating adjusted operating income margin, we also consider total adjusted revenues, excluding cost reimbursements, and therefore, adjusted operating income margin, excluding cost reimbursements, to be meaningful metrics as they represent the portion of revenue and operating income margin that impacts operating income and net income.